Exhibit 10.4

[Form of Director Stock Option Agreement]

AMENDED AND RESTATED

NOVATEL WIRELESS, INC.

2000 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

Novatel Wireless, Inc., a Delaware corporation (the “Company”), hereby grants options (the “Options”) to purchase shares of its common stock (the “Shares”) to the individual named below (the “Optionee”). The terms and conditions of the Options are set forth in this agreement (the “Agreement”) and in the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Plan”).

Name of Optionee:

Date of Option Grant:

Number of Options Granted:

Exercise Price per Share: US$

Vesting Commencement Date:

Option Expiration Date:

Vesting Schedule:

Subject to the terms and conditions of this Agreement, one-fifth (1/5th) of the Options granted hereunder shall vest and become exercisable on the 6-month anniversary of the Vesting Commencement Date. One-thirtieth (1/30th) of the remaining balance of the Options shall vest on the seven month anniversary of the Vesting Commencement Date and on each monthly anniversary thereafter for such thirty (30) month period. The resulting aggregate number of vested Options shall be rounded to the nearest whole number. No Options shall vest after the Optionee’s service with or for the Company or any subsidiary thereof has terminated for any reason.

By signing this Agreement, the Optionee hereby agrees to all the terms and conditions set forth in this Agreement and in the Plan, a copy of which is available on the Company’s intranet site.

Optionee:
(Signature)
Company:
(Signature)
Title:

Attachment

AMENDED AND RESTATED

NOVATEL WIRELESS, INC.

2000 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated into this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding these Options. Any prior agreements, commitments or negotiations concerning these Options are hereby superseded entirely.

Nonstatutory Stock Option	This Option is not intended to be an Incentive Stock Option under section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting	These Options are exercisable only before they expire and then only with respect to those that are vested. These Options will vest according to the Vesting Schedule on the attached cover sheet.

Term	These Options will expire in any event at the close of business at Company headquarters on the 10th anniversary of the Date of Option Grant, as shown on the cover sheet. These Options will expire earlier if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason, other than death, Disability or Cause, as defined below, then these Options will expire at the close of business at Company headquarters on the 90th calendar day after your Service termination date.

Termination for Cause	If your Service is terminated for Cause, as determined by the Board in its sole discretion, then immediately upon such event you automatically forfeit all rights to these Options and they shall immediately expire. For purposes of this Agreement, “Cause” shall mean the termination of your Service due to your commission of any act of fraud, embezzlement or dishonesty; any unauthorized use or disclosure by you of confidential information or trade secrets of the Company (or any Parent, Subsidiary or Affiliate thereof); or any other intentional misconduct on your part that adversely affects the business or affairs of the Company (or any Parent, Subsidiary or Affiliate thereof) in a material manner. This definition shall not restrict in any way the Company’s or any Parent’s, Subsidiary’s or Affiliate’s right to discharge you for any other reason, nor shall this definition be deemed to be inclusive of all the acts or omissions which constitute “Cause” for purposes other than this Agreement.

Death	If your Service terminates because of your death, then these Options will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. At any time during that twelve (12) month period, your estate or heirs may exercise those Options which were vested as of the date of your death.

Disability	If your Service terminates because of your Disability, then these Options will expire at the close of business at Company headquarters on the date twelve (12) months after your Service termination date.

Leaves of Absence

For purposes of these Options, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work at the Company.

The Company, in its sole discretion, determines which leaves count for this purpose, as well as the point in time your Service terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise any of these Options, you must notify the Company in advance by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice will be effective on the date received by the Company.

If someone else wants to exercise these Options after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your Notice of Exercise, you must include payment of the Exercise Price for the Shares you are purchasing at that time. Payment may be made in one of the following forms:

•      Cash, your personal check, a cashier’s check or a money order.

•      By delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price.

Withholding Taxes	You will not be allowed to exercise these Options unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the exercise of these Options or sale of Shares acquired under these Options.

Transfer of Options	Prior to your death, only you may exercise these Options. You cannot transfer or assign these Options. For instance, you may not sell the Options themselves or use them as security for a loan. If you attempt to do any of these things, the Options will immediately become invalid. You may, however, dispose of these Options in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in these Options in any other way.

Retention Rights	These Options or this Agreement do not give you the right to be retained or to continue to be retained by the Company (or any Parent or any Subsidiaries or Affiliates thereof) in any employment or other capacity. The Company (or any Parent and any Subsidiaries or Affiliates thereof) reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your exercised Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as otherwise described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by these Options and the exercise price per Share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. These Options shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.